                                                                    EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and William E. Rowe (the "Employee") is dated as of November 1, 2001 (the "Agreement Date").

                                   WITNESSETH:

         WHEREAS, Employee currently is employed by the Company;

         WHEREAS, the Company desires to retain the services of Employee pursuant to the terms of this Agreement, subject to Employee's acceptance of the conditions stated herein;

         WHEREAS, Employee wishes to be employed by the Company in consideration of the compensation and benefits set forth herein and pursuant to the terms hereof;

         WHEREAS, during the course of his employment with the Company, Employee has or will have received extensive and unique knowledge, training and education in, and access to resources involving, the Death Care Business (as defined below) at a substantial cost to the Company, which Employee acknowledges has enhanced or substantially will enhance Employee's skills and knowledge in such business;

         WHEREAS, during the course of his employment with the Company, Employee has or will have received access to and information about the Company's customers, suppliers, joint venture partners and others having important commercial relationships with the Company, the preservation of which the Employee acknowledges are vital to the continuing commercial success of the Company;

         WHEREAS, during the course of his employment with the Company, Employee has had and will continue to have access to valuable oral and written information, knowledge and data relating to the business and operations of the Company and its subsidiaries that is non-public, confidential or proprietary in nature and is particularly useful in the Death Care Business; and

         WHEREAS, in view of the training provided by the Company to Employee, its cost to the Company, the importance of maintaining continuing favorable relationships with customers, suppliers, partners and others, and the need for the Company to be protected against disclosures by Employee of the Company's and its subsidiaries' trade secrets and other non-public, confidential or proprietary information, the Company and Employee desire, among other things, to prohibit Employee from disclosing or utilizing, outside the scope and term of his employment with the Company, any non-public, confidential or proprietary information, knowledge and data relating to the business and operations of the Company or its subsidiaries received by Employee during the course of his employment, and to restrict the ability of Employee to compete with the Company or its subsidiaries for a limited period of time;

         NOW, THEREFORE, for and in consideration of the continued employment of Employee by the Company and the payment of salary, benefits and other compensation to Employee by the Company, the parties hereto agree as follows:

                                    ARTICLE I
                          EMPLOYMENT CAPACITY AND TERM

         1. CAPACITY AND DUTIES OF EMPLOYEE. The Employee is employed by the Company to render services on behalf of the Company in the capacity set forth in Appendix A hereto, as such Appendix may be amended or supplemented from time to time (as so amended or supplemented, "Appendix A"). The Employee shall perform such duties, consistent with the Employee's job title, as are assigned to the title or titles held by the Employee as set forth from time to time in the Company's Bylaws and such other duties as may be prescribed from time to time by the Company's Board of Directors (the "Board") or the executive of the Company to whom the Employee directly reports.

         2. EMPLOYMENT TERM. The term of this Agreement (the "Employment Term") shall commence on the Agreement Date and shall continue through October 31, 2004, subject to any earlier termination of Employee's status as an employee pursuant to this Agreement.

         3. DEVOTION TO RESPONSIBILITIES.

                  During the Employment Term, the Employee shall devote all of his business time to the business of the Company, shall use his best efforts to perform faithfully and efficiently his duties under this Agreement, and shall not engage in or be employed by any other business; provided, however, that nothing herein shall prohibit the Employee from (a) serving as a member of the board of directors, board of trustees or the like of any for-profit or non-profit entity that does not compete with the Company, or performing services of any type for any civic or community entity, whether or not the Employee receives compensation therefor, (b) investing his assets in such form or manner as shall require no more than nominal services on the part of the Employee in the operation of the business of the entity in which such investment is made, or
(c) serving in various capacities with, and attending meetings of, industry or trade groups and associations, as long as the Employee's activities permitted by clauses (a), (b) and (c) above do not materially and unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement. Notwithstanding clause
(b) above, during the Employment Term, the Employee may not beneficially own more than 2% of the equity interests of a business organization required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and may not beneficially own more than 2% of the equity interests of a business organization that competes with the Company. For purposes of this paragraph, "beneficially own" has the meaning ascribed to that term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act").



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                                   ARTICLE II
                            COMPENSATION AND BENEFITS

         During the Employment Term, the Company shall provide the Employee with the compensation and benefits described below:


         1. SALARY AND BONUS. (a) The Company shall pay the Employee a salary ("Base Salary") at an annual rate per fiscal year of the Company ("Fiscal Year") as set forth in Appendix A, which shall be payable to the Employee at such intervals as other salaried employees of the Company are paid.

                  (b) The Employee shall be eligible to receive an annual incentive bonus (the "Bonus"), up to the maximum amount set forth in Appendix A. The Bonus will be awarded based upon factors to be set forth in Appendix A. Any Bonus awarded shall be paid in cash not later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

                  (c) Any change in the Employee's title, Base Salary or Bonus eligibility during the Employment Term shall be set forth in one or more supplements to Appendix A to this Agreement, each of which shall be signed by the Employee and a member of the Compensation Committee of the Board of Directors of the Company.

         2. BENEFITS. The Employee shall be eligible to participate in all benefit programs provided to other employees of the Company, including without limitation a fully-paid insurance benefit package similar to that provided other employees of the Company. In addition, the Company shall provide the Employee with any fringe benefits and perquisites that are set forth in Appendix A to this Agreement, as so supplemented, amended, restated or otherwise modified from time to time.

         3. EXPENSES. The Employee shall be reimbursed for reasonable out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests.

                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

         1. DEATH. The Employee's status as an employee shall terminate immediately and automatically upon the Employee's death during the Employment Term.

         2. DISABILITY. The Employee's status as an employee may be terminated for "Disability" as follows:

                  (a) The Employee's status as an employee shall terminate if the Employee has a disability that would entitle him to receive benefits under the Company's long-term disability



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insurance policy in effect at the time either because he is Totally Disabled or
Partially Disabled, as such terms are defined in such policy. Any such termination shall become effective on the first day on which the Employee is eligible to receive payments under such policy (or on the first day that he would be so eligible, if he had applied timely for such payments).

                  (b) If the Company has no long-term disability plan in effect, if (i) the Employee is rendered incapable because of physical or mental illness of satisfactorily discharging his duties and responsibilities under this Agreement for a period of 90 consecutive days and (ii) a duly qualified physician chosen by the Company and reasonably acceptable to the Employee or his legal representatives so certifies in writing, the Board shall have the power to determine that the Employee has become disabled. If the Board makes such a determination, the Company shall have the continuing right and option, during the period that such disability continues, and by notice given in the manner provided in this Agreement, to terminate the status of Employee as an employee. Any such termination shall become effective 30 days after such notice of termination is given, unless within such 30-day period, the Employee becomes capable of rendering services of the character contemplated hereby (and a physician chosen by the Company and reasonably acceptable to the Employee or his legal representatives so certifies in writing) and the Employee in fact resumes such services.

                  (c) The "Disability Effective Date" shall mean the date on which termination of employment becomes effective due to Disability.

         3. CAUSE. The Company may terminate the Employee's status as an employee for Cause. As used herein, "Cause" shall mean the Employee's: (a) breach of this Agreement; (b) intentional failure to perform his prescribed duties; (c) unauthorized acts or omissions that could reasonably be expected to cause material financial harm to the Company or materially disrupt Company operations; (d) commission of a felony; (e) commission of an act of dishonesty (even if not a crime) resulting in the enrichment of the Employee at the expense of the Company; or (f) willful failure to follow established Company policies or procedures; provided, however, that no such termination may take place in the case of (a) through (c) or (f) above unless the Company has provided written notice to the Employee of such conduct and the Employee has failed to remedy such conduct within 10 days following receipt of such notice.

         4. GOOD REASON. The Employee may terminate his status as an employee for Good Reason. As used herein, the term "Good Reason" shall mean:

                  (a) The occurrence of any of the following during the Employment Term:

                           (i) the assignment to the Employee of any duties or
responsibilities that are inconsistent with the Employee's status, title and position as set forth in Appendix A;

                           (ii) any removal of the Employee from, or any failure
to reappoint or reelect the Employee to, the position set forth in Appendix A, except in connection with a termination of Employee's status as an employee as permitted by this Agreement;



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                           (iii) the Company's requiring the Employee to be
based anywhere other than in the metropolitan area set forth in Appendix A, except for required travel in the ordinary course of the Company's business;

                  (b) any breach of this Agreement by the Company that continues for a period of 10 days after written notice thereof is given by the Employee to the Company;

                  (c) the failure by the Company to obtain the assumption of its obligations under this Agreement by any successor or assign as contemplated in this Agreement; or

                  (d) any purported termination by the Company of the Employee's status as an employee for Cause that is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement.

         5. VOLUNTARY TERMINATION BY THE COMPANY. The Company may terminate the Employee's status as employee for other than death, Disability or Cause.

         6. VOLUNTARY TERMINATION BY THE EMPLOYEE. The Employee may voluntarily terminate the Employee's status as employee for other than Good Reason.

         7. NOTICE OF TERMINATION. Any termination by the Company or by the Employee, shall be communicated by Notice of Termination to the other party hereto given in accordance with Article VII Section 2 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (a) indicates the specific termination provision in this Agreement relied upon (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provisions so indicated and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason, Disability or Cause shall not negate the effect of the notice nor waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

         8. DATE OF TERMINATION. "Date of Termination" means (a) if Employee's employment is terminated by reason of his death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be, (b) if Employee's employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein (which date shall not be more than 30 days after the giving of such notice) as the case may be,
(c) if the Employee's employment is terminated by the Company for reasons other than death, Disability or Cause, the Date of Termination shall be the date on which the Company notifies the Employee of such termination or any later date specified therein, and (d) if the Employee's employment is terminated voluntarily by the Employee for reasons other than Good Reason, the Date of Termination shall be the date on which the Employee notifies the Company of such termination or any later date specified therein (which date shall not be later than 30 days after the giving of such notice) as the case may be.



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                                   ARTICLE IV
                          OBLIGATIONS UPON TERMINATION

         1. DEATH. If the Employee's status as an employee is terminated by reason of the Employee's death, this Agreement shall terminate without further obligation to the Employee's legal representatives under this Agreement, other than the obligation to pay accrued salary through the Date of Termination and to make any payments due pursuant to employee benefit plans maintained by the Company or its subsidiaries.

         2. DISABILITY. If Employee's status as an employee is terminated by reason of Employee's Disability, this Agreement shall terminate without further obligation to the Employee, other than the obligation to pay accrued salary through the Date of Termination and to make any payments due pursuant to employee benefit plans maintained by the Company or its subsidiaries.

         3. TERMINATION BY THE COMPANY FOR REASONS OTHER THAN DEATH, DISABILITY OR CAUSE; TERMINATION BY THE EMPLOYEE FOR GOOD REASON. If the Company terminates the Employee's status as an employee for reasons other than death, Disability or Cause, or the Employee terminates his employment for Good Reason, then:

                  (a) the Company shall pay to the Employee an amount equal to two times the amount of Base Salary in effect at the Date of Termination, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid; and

                  (b) with respect to all performance-based options held by the
Employee:

                      (i) if the performance goals have been met as of the Date of Termination, then such options shall become exercisable as of the Date of Termination (if not already exercisable) and shall expire on the date that is the later of:

                           (A) 30 days after the Date of Termination, or

                           (B) 30 days after the first date on which the sale of
                  the securities underlying the options will not (1) be matched with purchases of the Company's common stock prior to such Date of Termination such as to cause the Employee to incur a liability to the Company under Section 16 of the Exchange Act and (2) destroy the Section 16 exemption for the grant of the options;

                      (ii) if the performance goals have not been met as of the Date of Termination, then:

                           (A) if the performance goals are not met by the close
                  of business on the day that is 180 days after the Date of Termination, the options shall expire on such day; and

                           (B) if the performance goals are met by the close of
                  business on the day that is 180 days after the Date of Termination, the options shall



                                      -6-
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                  become exercisable as of the date such performance goals are met (the "Vesting Date") and shall expire on the date that is the later of:

                           (1) 30 days after the Vesting Date, or

                           (2) 30 days after the first date on which the sale of
                  the securities underlying the options will not (i) be matched with purchases of the Company's common stock prior to such Date of Termination such as to cause the Employee to incur a liability to the Company under Section 16 of the Exchange Act and (ii) destroy the Section 16 exemption for the grant of the options.

         4. CAUSE. If the Employee's status as an employee is terminated by the Company for Cause, this Agreement shall terminate without further obligation to the Employee other than for accrued salary through the Date of Termination, obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its subsidiaries.

         5. VOLUNTARY TERMINATION BY EMPLOYEE FOR REASONS OTHER THAN GOOD REASON. If the Employee voluntarily terminates his status as an employee for reasons other than Good Reason, then the Company shall pay to the Employee an amount equal to a single year's Base Salary in effect at the Date of Termination, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid.

         6. RESIGNATION FROM BOARD OF DIRECTORS. If Employee is a director of the Company and his employment is terminated for any reason other than death, the Employee shall, if requested by the Company, immediately resign as a director of the Company. If such resignation is not received when so requested, the Employee shall forfeit any right to receive any payments pursuant to this Agreement.

                                    ARTICLE V
              NONDISCLOSURE, NONCOMPETITION AND PROPRIETARY RIGHTS

         1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "Confidential Information" means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company and its subsidiaries, that at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted or contemplated by the Company and its subsidiaries (other than information known by such persons through a violation of an obligation of confidentiality to the Company), whether produced by the Company and its subsidiaries or any of their consultants, agents or independent contractors or by Employee, and whether or not marked confidential, including without limitation information relating to the Company's or its subsidiaries' products and services, business plans, business acquisitions, joint ventures, processes, product or service research and development ideas, methods or techniques, training methods and



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materials, and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants' reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists, formulae and analyses, employee lists, customer records, customer lists, customer source lists, proprietary computer software, and internal notes and memoranda relating to any of the foregoing.

                  (b) "Death Care Business" means (i) the owning and operating of funeral homes and cemeteries, including combined funeral home and cemetery facilities, (ii) the offering of services and products to meet families' funeral needs, including prearrangement, family consultation, the sale of caskets and related funeral and cemetery products and merchandise (whether at physical locations or by means of the Internet), the removal, preparation and transportation of remains, cremation, the use of funeral home facilities for visitation and worship, and related transportation services, (iii) the marketing and sale of funeral services and cemetery property or merchandise on an at-need or prearranged basis, (iv) providing, managing and administering financing arrangements (including trust funds, escrow accounts, insurance and installment sales contracts) for prearranged funeral plans and cemetery property and merchandise, (v) providing interment services, the sale (on an at-need or prearranged basis) of cemetery property including lots, lawn crypts, family and community mausoleums and related cemetery merchandise such as monuments, memorials and burial vaults, (vi) the maintenance of cemetery grounds pursuant to perpetual care contracts and laws or on a voluntary basis, and (vii) offering mausoleum design, construction and sales services.

         2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. During the Employment Term, Employee shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information which shall have been obtained by Employee during Employee's employment (whether prior to or after the Agreement Date) and shall use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company. For a period of five years after the Employment Term, commencing with the Date of Termination, Employee agrees
(a) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (b) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records Employee has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Employee to disclose or otherwise make available any Confidential Information, Employee shall give the Company prompt prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

         3. LIMITED COVENANT NOT TO COMPETE. During the Employment Term and for a period of two years thereafter, commencing with the Date of Termination, Employee agrees that, with respect to each State of the United States or other jurisdiction, or specified portions thereof, in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities



                                      -8-
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of other employees of the Company or any of its subsidiaries, as identified in
Appendix B attached hereto and forming a part of this Agreement, and in which the Company or any of its subsidiaries engages in the Death Care Business on the Date of Termination (collectively, the "Subject Areas"), Employee will restrict his activities within the Subject Areas as follows:

                  (a) Employee will not, directly or indirectly, for himself or others, own, manage, operate, control, be employed in an executive, managerial or supervisory capacity by, consult with, or otherwise engage or participate in or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation or control of, any company or other business enterprise engaged in the Death Care Business within any of the Subject Areas; provided, however, that nothing contained herein shall prohibit Employee from making passive investments as long as Employee does not beneficially own more than 2% of the equity interests of a business enterprise engaged in the Death Care Business within any of the Subject Areas. For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Exchange Act.

                  (b) Employee will not call upon any customer of the Company or its subsidiaries for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries;

                  (c) Employee will not solicit, induce, influence or attempt to influence any supplier, lessor, lessee, licensor, partner, joint venturer, potential acquiree or any other person who has a business relationship with the Company or its subsidiaries, or who on the Date of Termination is engaged in discussions or negotiations to enter into a business relationship with the Company or its subsidiaries, to discontinue or reduce or limit the extent of such relationship with the Company or its subsidiaries; and

                  (d) Employee will not make contact with any of the employees of the Company or its subsidiaries with whom he had contact during the course of his employment with the Company for the purpose of soliciting such employee for hire, whether as an employee or independent contractor, or otherwise disrupting such employee's relationship with the Company or its subsidiaries.

                  (e) Employee further agrees that, for a period of one year from and after the Date of Termination, Employee will not hire, on behalf of himself or any person or entity engaged in the Death Care Business with which Employee is associated, any employee of the Company or its subsidiaries as an employee or independent contractor, whether or not such engagement is solicited by Employee; provided, however, that the restriction contained in this subsection (e) shall not apply to Company employees who reside in, or are hired by Employee to perform work in, any of the Subject Areas located within the States of Virginia, Arkansas or Georgia.

         Employee agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or other modification of Appendix B as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix B and this Article V Section 3. Furthermore, Employee agrees that



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all references to Appendix B in this Agreement shall be deemed to refer to
Appendix B as so supplemented, amended, restated or otherwise modified from time to time.

         4. INJUNCTIVE RELIEF; OTHER REMEDIES. Employee acknowledges that a breach by Employee of Section 2 or 3 of this Article V would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Employee agrees that, in the event of a breach or threatened breach by Employee of the provisions of Section 2 or 3 of this Article V during or after the Employment Term, the Company shall be entitled to injunctive relief restraining Employee from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Employee, including without limitation the recovery of damages and/or costs and expenses, such as reasonable attorneys' fees, incurred by the Company as a result of any such breach or threatened breach. In addition to the exercise of the foregoing remedies, the Company shall have the right upon the occurrence of any such breach or threatened breach to cancel any unpaid salary, bonus, commissions or reimbursements otherwise outstanding at the Date of Termination. In particular, Employee acknowledges that the payments provided under Article IV Sections 3 and 5 are conditioned upon Employee fulfilling any noncompetition and nondisclosure agreements contained in this
Article V. In the event Employee shall at any time materially breach or threaten to breach any noncompetition or nondisclosure agreements contained in this
Article V, the Company may suspend or eliminate payments under Article IV during the period of such breach or threatened breach. Employee acknowledges that any such suspension or elimination of payments would be an exercise of the Company's right to suspend or terminate its performance hereunder upon Employee's breach of this Agreement; such suspension or elimination of payments would not constitute, and should not be characterized as, the imposition of liquidated damages.

         5. REQUESTS FOR WAIVER IN CASES OF UNDUE HARDSHIP. In the event that Employee should find any of the limitations of Article V Section 3 (including without limitation the geographic restrictions of Appendix B) to impose a severe hardship on Employee's ability to secure other employment, Employee may make a request to the Company for a waiver of the designated limitations before accepting employment that otherwise would be a breach of Employee's promises and obligations under this Agreement. Such request must be in writing and clearly set forth the name and address of the organization with which employment is sought and the location, position and duties that Employee will be performing. The Company will consider the request and, in its sole discretion, decide whether and on what conditions to grant such waiver.

         6. GOVERNING LAW OF THIS ARTICLE V; CONSENT TO JURISDICTION. Any dispute regarding the reasonableness of the covenants and agreements set forth in this Article V (including Appendix B hereto), or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the State of the United States or other jurisdiction in which the alleged prohibited competing activity or disclosure occurs, and, with respect to each such dispute, the Company and Employee each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in the relevant State (or, in the case of any jurisdiction outside the United States, the relevant courts of such jurisdiction) for resolution of such dispute, and agree to be irrevocably bound by any judgment rendered thereby in connection with such dispute, and further agree that service of process may be made upon him or it in any legal proceeding relating to this Article V and/or Appendix B by any means allowed under the laws of such jurisdiction. Each party irrevocably waives any objection he or it may have as to the venue of any such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

         7. EMPLOYEE'S UNDERSTANDING OF THIS ARTICLE. Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this Article V (including Appendix B hereto). Employee acknowledges that the geographic scope and duration of the covenants contained in Article V
Section 3 are the result of arm's-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Employee and the length of time it would take the Company to find and train a suitable replacement, (ii) the nature and wide geographic scope of the operations of the Company and its subsidiaries, (iii) Employee's level of control over and contact with the business and operations of the Company and its subsidiaries in a significant number of jurisdictions where same are conducted and (iv) the fact that all facets of the Death Care Business are conducted by the Company and its subsidiaries throughout the geographic area where competition is restricted by this Agreement. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and, therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Article V (including Appendix B hereto) invalid or unenforceable.

                                   ARTICLE VI
                                   ARBITRATION

         1. BINDING AGREEMENT TO ARBITRATE. Any claim or controversy arising out of any provision of this Agreement (other than Article V hereof), or the breach or alleged breach of any such provision, shall be settled by arbitration administered by the American Arbitration Association (the "AAA") under its National Rules for the Resolution of Employment Disputes (the "Rules"), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         2. SELECTION AND QUALIFICATIONS OF ARBITRATORS. If no party to the arbitration makes a claim in excess of $1.0 million, exclusive of interest and attorneys' fees, the proceedings shall be conducted before a single neutral arbitrator selected in accordance with the Rules. If any party makes a claim that exceeds $1.0 million, the proceedings shall be conducted before a panel of three neutral arbitrators, one of whom shall be selected by each party within 15 days after commencement of the proceeding and the third of whom shall be selected by the first two arbitrators within 10 days after their appointment. If the two arbitrators selected by the parties are unable or fail to agree on the third arbitrator, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a member of the bar of the State of Louisiana and actively engaged in the practice of employment law for at least 15 years.

         3. LOCATION OF PROCEEDINGS. The place of arbitration shall be New Orleans, Louisiana.

         4. REMEDIES. Any award in an arbitration initiated under this Article VI shall be limited to actual monetary damages, including if determined appropriate by the arbitrator(s) an award of costs and fees to the prevailing party. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying, telephone, witness fees and attorneys' fees. The arbitrator(s) will have no authority to award consequential, punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute.

         5. OPINION. The award of the arbitrators shall be in writing, shall be signed by a majority of the arbitrators, and shall include findings of fact and a statement of the reasons for the disposition of any claim.

                                   ARTICLE VII
                                  MISCELLANEOUS

         1. BINDING EFFECT.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

                  (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

                  (c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

         2. NOTICES. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

         If to the Company, to:

         Stewart Enterprises, Inc.
         110 Veterans Memorial Boulevard
         Metairie, Louisiana  70005
         Attn:  Chief Executive Officer

         If to the Employee, to:

         William E. Rowe
         120 N. Livingston Place
         Metairie, Louisiana 70005

or such other address as to which any party hereto may have notified the other in writing.

         3. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws, except as expressly provided in Article V Section 6 above with respect to the resolution of disputes arising under, or the Company's enforcement of, Article V of this Agreement.

         4. WITHHOLDING. The Employee agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

         5. SEVERABILITY. If any term or provision of this Agreement (including without limitation those contained in Appendix B), or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision temporally, spatially or otherwise so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         6. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

         7. REMEDIES NOT EXCLUSIVE. Except as provided in Article VI hereof, no remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

         8. COMPANY'S RESERVATION OF RIGHTS. Employee acknowledges and understands that the Employee serves at the pleasure of the Board and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by this Agreement.

         9. JURY TRIAL WAIVER. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

         10. SURVIVAL. The rights and obligations of the Company and Employee contained in Article V of this Agreement shall survive the termination of the Agreement. Following the Date of Termination, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under this Agreement.

         11. PRIOR EMPLOYMENT AGREEMENT. Effective as of the Agreement Date, this Agreement supersedes any prior employment agreement between the Employee and the Company.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed as of the Agreement Date.

                                   STEWART ENTERPRISES, INC.



                                   By:
                                      ------------------------------------------
                                                  James W. McFarland
                                             Compensation Committee Chairman

                                   EMPLOYEE:



                                   ---------------------------------------------
                                                William E. Rowe

                               FIRST SUPPLEMENT TO
                       APPENDIX A TO EMPLOYMENT AGREEMENT
                        BETWEEN STEWART ENTERPRISES, INC.
                                       AND
                                 WILLIAM E. ROWE

                  BASE SALARY, BONUS COMPENSATION AND BENEFITS

1. Effective November 1, 2001, Employee's title(s) shall be President and Chief Executive Officer, Employee's Base Salary shall be $650,000, and Employee's principal work location shall be the New Orleans, Louisiana metropolitan area.

2. For Fiscal Year 2002 ("FY 2002"), the Employee shall be eligible to receive a Bonus of up to $650,000.

         (a) Maximum Bonus for FY 2002 will be determined based on the following EPS levels:

                  FY 2002 Diluted EPS Goal                              Maximum Bonus
                  ------------------------                              -------------

                          <  $.__                                           $0
                             $.__                                           $_______
                             $.__                                           $_______
                             $.__                                           $_______
                             $.__                                           $_______
                             $.__                                           $[maximum]

                  (1) [25]% of the Maximum Bonus will be awarded based on the achievement of the EPS level;

                  (2) [50]% of the Maximum Bonus will be awarded based on the following Quantitative Factors:

                                [FACTORS TO COME]

                  (3) [25]% of the Maximum Bonus will be discretionary, based on Qualitative Factors determined by the [EXECUTIVE OFFICER TO WHOM EMPLOYEE REPORTS].

         (b) Cumulative effects of changes in accounting methods, stock option charges and other items approved for exclusion by the Compensation Committee shall be excluded from diluted earnings per share for purposes of this calculation. Diluted earnings per share shall be calculated by the Company's Chief Financial Officer and shall be binding on all Employees absent manifest error.

         (c) If earnings per share fall between the levels identified above, the Maximum Bonus will be prorated so that the Maximum Bonus is equal to (a) the Maximum Bonus awarded at the lower level, plus (b) the product of (1) the excess of the Maximum Bonus awarded at the higher level over the Maximum Bonus awarded at the lower level, and (2) the quotient of (i) the excess of the diluted earnings per share over the lower earnings per share level, and (ii) the excess of the higher earnings per share level over the lower earnings per share level.

3. The Company shall provide the Employee with the following fringe benefits and perquisites:

         (a) an automobile allowance of $850 per month. In addition, the Company will reimburse the Employee for all gasoline, maintenance, repairs and insurance for Employee's personal car, as if it were a Company-owned vehicle;

         (b) reimbursement for membership dues, including assessments and similar charges, in one or more clubs deemed useful for business purposes in an amount not to exceed $8,000 or such additional amounts as may be approved by the President; and

         (c)      first class air travel while on Company business.

                                              Agreed to and accepted:

                                              STEWART ENTERPRISES, INC.

Date: January 23, 2002                        By:
                                                 -------------------------------
                                                        James W. McFarland
                                                 Compensation Committee Chairman


                                              EMPLOYEE:


Date: January 23, 2002
                                              ----------------------------------
                                                         William E. Rowe

                       APPENDIX B TO EMPLOYMENT AGREEMENT
                        BETWEEN STEWART ENTERPRISES, INC.
                                       AND
                                 WILLIAM E. ROWE

                        Jurisdiction In Which Competition
                            Is Restricted As Provided
                             In Article V Section 3

A. States and Territories of the United States:


2.              Louisiana -- The following parishes in the State of Louisiana:

         Orleans, St. Bernard, St. Tammany, Plaquemines, Jefferson.

3.              Florida -- The following counties in the State of Florida:

         Seminole, Dade, Hillsborough, Duval, Orange, Pinellas, Indian River, Palm Beach, Volusia, Lake, Brevard, Broward, Monroe, Collier, Pasco, Manatee, Polk, Hardee, Nassau, Baker, Clay, St. Johns, St. Lucie, Osceola, Ockeechobee, Martin, Hendry, Volusia, Marion, Alachua, Putnam, Levy, Hernando, Pasco, Citrus, Sumter, Sarasota, DeSoto, Highlands, Charlotte

         as well as any other counties in the State of Florida in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

4.              Texas -- The following counties in the State of Texas:

         Kaufman, Dallas, Collin, Tarrant, Lamar, Harris, Denton, Johnson, Rockwall, Brazoria, Henderson, Van Zandt, Hunt, Ellis, Fannin, Grayson, Wise, Parker, Red River, Delta, Galveston, Ft. Bend, Waller, Montgomery, Liberty, Chambers, Cooke, Hood, Bosque, Hill, Matagorda, Bexar, Kendall, Medina, Guadalupe, Wilson, Atascosa, Comal, Bandera

AGREED TO AND ACCEPTED:

STEWART ENTERPRISES, INC.                           EMPLOYEE

BY:
   ------------------------------------             ----------------------------
       JAMES W. MCFARLAND                           DATE: NOVEMBER 1, 2001
       COMPENSATION COMMITTEE CHAIRMAN
DATE: NOVEMBER 1, 2001


         as well as any other counties in the State of Texas in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

5.              Maryland -- The following counties in the State of Maryland:

         Baltimore, Baltimore City, Howard, Baltimore County, Prince George's, Anne Arundel, Montgomery, Carroll, Frederick, Harford, Calvert, Charles, Kent, Queen Anne's, Talbot, Washington, Wicomico, Worcester, Somerset, Dorchester, Cecil

         as well as any other counties in the State of Maryland in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

6.              Virginia -- The following counties in the State of Virginia:

         Chesterfield, Roanoke, Rockingham, Fairfax, Tazewell, Goochland, Pulaski, Albemarle, Hanover, Henrico, Dinwiddie, Amelia, Powhatan, Charles City, Prince George, Bedford, Montgomery, Franklin, Botetourt, Craig, Floyd, Augusta, Shenandoah, Page, Greene, Prince William, McDowell, Bland, Smythe, Russell, Cumberland, Fluvanna, Louisa, Wythe, Giles, Carroll, Orange, Buckingham, Nelson, King William, New Kent, Spotsylvania, Caroline, Buchanan, Dickenson, Loudoun, Arlington, Scott, Washington, Clarke, Frederick

         as well as any other counties in the State of Virginia in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

7.              West Virginia -- The following counties in the State of
                                 West Virginia:

         Raleigh, Kanawha, Fayette, Berkeley, Boone, Summers, Wyoming, Clay, Lincoln, Jackson, Putnam, Roane, Greenbriar, Nicholas, Logan, Wayne, McDowell, Morgan, Jefferson, Mercer, Mingo, Ohio, Wood, Pleasants, Wirt, Ritchie, Cabell, Meigs

         as well as any other counties in the State of West Virginia in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,

         (b) conducts the business of the Company or any of its subsidiaries or
         (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.


                                                 AGREED TO AND ACCEPTED:

                                                 EMPLOYEE

                                                 -------------------------------
                                                 DATE: NOVEMBER 1, 2001

8.              Puerto Rico -- The following towns in the Commonwealth of
                               Puerto Rico:

         Bayamon, San Juan, Cayey, Canovanas, Ponce, Caguas, Carolina, Humacao, Toa Baja, Toa Alta, Nranjito, Aguas Buenas, Guaynabo, Comereo, Catano, Vega Alta, Patilla, San Lorenzo, Guayama, Salinas, Aibonito, Loita, Rio Grande, Las Marias, Juncos, Juana Diaz, Jajuja, Utuado, Adjuntas, Puenulas, Trujillo, Alto, Gurabo, Cidra, Yagucoa, Naguabo, Mayaguez, Anasco, Maricao, Hromiguero, San German, Cabo Rojo, Loiza, Las Piedras, Ceiba, Naguabo, Luquillo, San Juan

         as well as any other towns in the Commonwealth of Puerto Rico in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

9.              North Carolina -- The following counties in the State of
                                  North Carolina:

         Catawba, Wilson, Guilford, Haywood, Johnston, Wake, Wilkes, Craven, Nash, Iredell, Burke, Caldwell, Lincoln, Alexander, Cleveland, Greene, Wayne, Edgecombe, Pitt, Davidson, Randolph, Forsyth, Stokes, Rockingham, Caswell, Alamance, Jackson, Buncombe, Henderson, Transylvania, Swain, Madison, Sampson, Franklin, Durham, Harnett, Granville, Chatham, Alleghany, Surry, Ashe, Watauga, Yadkin, Pamilco, Halifax, Warren, Carteret, Jones, Lenoir, Beaufort, Vance, Chowan, Gates, Perquimans, Washington, Bertie, Hertford, Lee, Moore, Cumberland, Davie

         as well as any other counties in the State of North Carolina in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

10.             South Carolina -- The following counties in the State of
                                  South Carolina:

         Greenville, Charleston, Aiken, Pickens, Laurens, Spartanburg, Anderson, Abbeville, Berkeley, Dorchester, Colleton, Edgefield, Saluda, Lexington, Orangeburg, Barnwell, Richland, Fairfield, Kershaw, Sumter, Calhoun, Newberry, Oconee

         as well as any other counties in the State of South Carolina in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

                                              AGREED TO AND ACCEPTED:

                                              EMPLOYEE

                                              ----------------------------------
                                              DATE: NOVEMBER 1, 2001

11.             Tennessee -- The following counties in the State of Tennessee:

         Davidson, Sumner, Robertson, Knox, Sullivan, Sevier, Wilson, Rutherford, Williamson, Cheatham, Trousadale, Macon, Montgomery, Jefferson, Grainger, Union, Anderson, Loudon, Blount, Roane, Greene, Washington, Carter, Johnson, Hawkins, Cocke, Giles, Lincoln, Cannon, Dekalb, Hamblrn

         as well as any other counties in the State of Tennessee in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

12.             Arkansas -- The following counties in the State of Arkansas:

         Saline, Pulaski, Hot Spring, Garland, Perry, Grant, Lonoke, White, Jefferson, Faulkner, Dallas, Clark, Ouachita, Montgomery, Garland, Van Vuren, Cleburne, Pope, Yell

         as well as any other counties in the State of Arkansas in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

13.             Georgia -- The following counties in the State of Georgia:

         Cobb, Cherokee, Henry, Dekalb, Fulton, Douglas, Paulding, Bartow, Pickins, Forsyth, Dawson, Gordon, Clayton, Rockdale, Newton, Butts, Spalding, Gwinnett, Fayette, Coweta, Carroll, Richmond, Jasper, Monroe, Lamar

         as well as any other counties in the State of Georgia in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

14.             Alabama -- The following counties in the State of Alabama:

         Mobile, Madison, Baldwin, Escambia, Monroe, Washington, Jackson, Marshall, Morgan, Limestone, Clarke, Elmore, Montgomery, Macon, Coosa, Tallapoosa, Autauga, Chilton, Walker, Jefferson, Blount, Cullman, Winston, Tuscaloosa, Fayette, Marion, Wilcox, Marengo, Choctaw, Bibb, Talladega, St. Clair, Shelby, Perry, Hall



                                             AGREED TO AND ACCEPTED:

                                             EMPLOYEE

                                             -----------------------------------
                                             DATE: NOVEMBER 1, 2001
         as well as any other counties in the State of Alabama in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

15.             Mississippi-- The following counties in the State of
                              Mississippi:

         Hinds, Madison, Rankin, Simpson, Copiah, Claiborne, Warren, Yazoo, Jackson, George

         as well as any other counties in the State of Mississippi in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

16.             Pennsylvania-- The following counties in the State of
                               Pennsylvania:

         Montgomery, Philadelphia, Bucks, Delaware, Chester, Berks, Lehigh, York, Northampton

         as well as any other counties in the State of Pennsylvania in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

17.             Kentucky -- The following counties in the State of Kentucky:

         Pike, Martin, Floyd, Knoll, Letcher, Allen, Simpson

         as well as any other counties in the State of Kentucky in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

18.             Ohio -- The following counties in the State of Ohio:

         Belmont, Licking, Jefferson, Monroe, Harrison, Noble, Guernsey, Muskingum, Knox, Fairfield, Perry, Delaware, Franklin, Coshocton, Meigs, Athens, Washington

         as well as any other counties in the State of Ohio in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business


                                                 AGREED TO AND ACCEPTED:

                                                 EMPLOYEE

                                                 -------------------------------
                                                 DATE: NOVEMBER 1, 2001
         of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

19.             The District of Columbia.

20.             Kansas -- The following counties in the State of Kansas:

         Douglas, Leavenworth, Johnson, Miami, Franklin, Osage, Shawnee, Jefferson, Wyandotte, Sedgewick, Cowley, Sumner, Butler, Harvey, Reno, Kingman, Linn, Anderson, Bourbon

         as well as any other counties in the State of Kansas in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

21.             Missouri -- The following counties in the State of Missouri:

         Boone, Audrain, Callaway, Cole, Cooper, Howard, Moniteau, Osage, Randolph, Jackson, Lafayette, Johnson, Cass, Clay, Ray, Platte, Clinton, Caldwell, Carroll, Morgan, Pettis, Saline, St. Clair, Henry, Hickory, Bates, Vernon, Cedar, Polk

         as well as any other counties in the State of Missouri in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

22.             Nebraska -- The following counties in the State of Nebraska:

         Lancaster, Otoe, Sarpy, Gage, Saline, Seward, Saunders, Cass, Butler, Douglas, Washington, Dodge

         as well as any other counties in the State of Nebraska in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

         Employee and the Company agree that, throughout the Employment Term, Employee shall comply with all of the requirements and restrictions set forth in Article V of the Agreement of which this Appendix A forms a part; however, Employee and the Company agree that,


                                                 AGREED TO AND ACCEPTED:

                                                 EMPLOYEE

                                                 -------------------------------
                                                 DATE: NOVEMBER 1, 2001
         notwithstanding anything to the contrary contained in Article V,
         Section 3 of the Agreement, Employee shall be required to restrict his post-employment activities in the State of Nebraska only to: (i) complying with the restrictions set forth in Article V, Section 2 of the Agreement and (ii) refraining from calling upon any customer of the Company or its subsidiaries with whom Employee has done business and/or had personal contact for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries. The parties hereby acknowledge and agree that this modification to the restrictions of Article V, Section 3 as they relate to post-employment competition in the State of Nebraska is being entered into solely to comply with the limitations provided in Nebraska law on the extent to which noncompetition agreements may be enforced. This modification does not reflect the parties' agreement as to the extent of the limitations upon competition necessary to protect the legitimate interests of the Company; rather, the provisions of Article V of the Agreement reflect such agreement.

23.             New Jersey -- The following counties in the State of New Jersey:

         Salem, Burlington, Mercer, Hunterdon, Morris, Passaic, Essex, Sussex, Warren, Union, Somerset

         as well as any other counties in the State of New Jersey in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

24.             Arizona -- The following counties in the State of Arizona:

         Mottave, LaPaz

         as well as any other counties in the State of Arizona in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

25.             Iowa -- The following county in the State of Iowa:

         Pottawattamie, Harrison, Shelby, Cass, Mills, Montgomery, Polk, Jasper, Marion, Warren, Madison, Dallas, Story, Boone, Audobon, Crawford


                                              AGREED TO AND ACCEPTED:

                                              EMPLOYEE

                                              ----------------------------------
                                              DATE: NOVEMBER 1, 2001
         as well as any other counties in the State of Iowa in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

26.             Nevada -- The following counties in the State of Nevada:

         Clark, Washoe, Douglas, Lincoln, Nye, Humbolot, Pershing, Churchill, Storey

         as well as any other counties in the State of Nevada in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

27.             New Mexico-- The following counties in the State of New Mexico:

         Bernalillo, Sandoval, Sante Fe, Torrance, Valencia, Cibola, Galveston, Brazoria, Harris

         as well as any other counties in the State of New Mexico in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

28.             Oklahoma-- The following counties in the State of Oklahoma:

         Sequoyah, Haskell, McIntosh, Okmulgee, Muskogee, Wagoner, Cherokee

         as well as any other counties in the State of Oklahoma in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

29.             Oregon-- The following counties in the State of Oregon:

         Josephine, Deschutes, Washington, Douglas, Curry, Jackson, Jefferson, Crook, Harney, Lake, Klamath, Lane, Linn, Clatsop, Columbia, Multnomah, Clackamas, Yamhill, Tillamook, Coos

         as well as any other counties in the State of Oregon in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the

                                                AGREED TO AND ACCEPTED:

                                                EMPLOYEE

                                                --------------------------------
                                                DATE: NOVEMBER 1, 2001
         business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

30.             California-- The following counties in the State of California:

         Glenn, Plumas, Sutter, Yuba, Colusa, Tehama, Sierra, Fresno, San Mateo, Contra Costa, San Joaquin, Stanislaus, Santa Clara, Mariposa, Tuolumine, Mono, Orange, San Brenardino, Kern, Ventura, Inyo, Riverside, Los Angeles, Monterey, Kings, Santa Barbara, Madera, Tulare, San Benito, Merced, San Luis Obispo, Nevada, Del Norte, Siskiyou, Alameda, Sacramento, El Dorado, Amador, Yolo, Solano, San Diego, Imperial, Sonoma, Napa, Lake, Marin, Santa Cruz, Calaveras, Placer, Butte, Mendocino, Goland

         as well as any other counties in the State of California in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

         Employee and the Company agree that, throughout the Employment Term, Employee shall comply with all of the requirements and restrictions set forth in Article V of the Agreement of which this Appendix A forms a part; however, Employee and the Company agree that, notwithstanding anything to the contrary contained in Article V, Section 2 or 3 of the Agreement, Employee shall be required to restrict his post-employment activities in the State of California only to: (i) complying with the restrictions set forth in Article V, Section 2 of the Agreement to the extent that Confidential Information constitutes a trade secret under California law and (ii) complying with the restrictions set forth in
         Article V, Sections 3(c) and 3(d) of the Agreement. The parties hereby acknowledge and agree that these modifications to the restrictions of
         Article V, Sections 2 and 3 as they relate to post- employment disclosure and competition in the State of California are being entered into solely to comply with the limitations provided in California law on the extent to which nondisclosure and noncompetition agreements may be enforced. These modifications do not reflect the parties' agreement as to the extent of the limitations upon disclosure and competition necessary to protect the legitimate interests of the Company; rather, the provisions of Article V of the Agreement reflect such agreement.

31.             Illinois-- The following counties in the State of Illinois:

         Cook, Lake, McHenry, Kane, DuPage, Will

         as well as any other counties in the State of Illinois in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the


                                              AGREED TO AND ACCEPTED:

                                              EMPLOYEE

                                              ----------------------------------
                                              DATE: NOVEMBER 1, 2001
         business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

32.             New York-- The following counties in the State of New York:

         Herkimer, Fulton, Montgomery, Otsego, Oneida, Hamilton, Chatauqua, Cattaraugus, Erie, Monroe, Wayne, Ontario, Orleans, Genesee, Livingston, Lewis, Oswego, Madison, Niagara

         as well as any other counties in the State of New York in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

33.             Washington-- The following counties in the State of Washington:

         King, Snohomish, Kittitas, Pierce, Kitsap, Skagit, Chelan, Clark

         as well as any other counties in the State of Washington in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

34.             Wisconsin-- The following counties in the State of Wisconsin:

         Waukesha, Dodge, Ozaukee, Jefferson, Washington, Racine, Walworth, Milwaukee

         as well as any other counties in the State of Wisconsin in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

B. Other Jurisdictions:

1.              Canada-- The following regions in the Country of Canada:

         Champlain, Roussillon, Vaudeuil-Soulanges, Deux-Montagnes, Laval, Les Moulins, L'Assomption, La Jemmerais, Therese de Blainville, C.U. Montreal, Le Bas-Richelieu, Les Maskoutains, Rouville, Le Haut-Richelieu, Certier, La Cote-de-Baeupre, L'ile-D'Orleans, Des-Jardins, Las chutes-de-la-Chaudiere, Portneuf, Le
         Haute-Cote-de-Nord, La Fjord-du

                                                   AGREED TO AND ACCEPTED:

                                                   EMPLOYEE

                                                   -----------------------------
                                                   DATE: NOVEMBER 1, 2001

         Saguenay, Charlevoix, Kamouraska, Riviere du Loup, Las St-Jean Est, Charlevoix-est, L'islest, Montmagny, Montcalm, Mirabel, D'autray, La Vallee du Richelieu, Mekinac, Lotbiniere, Becancour, Nicolet-Yamaska, Maskinange, Le Centre-de-la Maurice, Argenteuil, Beauharnois-Salaberry, Le Haut St-Laurent, Prescott, Russell, Stormont, Dundas, Glengarry, C.
         U. Quebec, Riviere-du-Nord

         as well as any other regions in the Country of Canada in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

C. Acknowledgment

         The Company and Employee acknowledge that Employee's voluntary compliance with Article V, Sections 2 and 3 constitutes a significant part of the consideration for the Company's agreement to make the payments specified in Article IV. Therefore, the Company and Employee acknowledge that it is the intent of this Agreement that if Employee engages in conduct described as prohibited conduct in Article V Section 2 or 3, the Company may suspend or eliminate payments under Article IV, including Sections 3 and 5 of Article IV, during the period of such conduct, even if the parties' contractual prohibitions on such conduct are determined to be invalid, illegal or unenforceable under applicable law.

         Furthermore, the parties acknowledge that any provision in this Appendix B that permits Employee to engage, after the Date of Termination, in a particular jurisdiction, in conduct otherwise prohibited by Article V Section 2 or 3 (for example, as in California and Nebraska) has been agreed to solely in order to comply with the limitations provided in the law of that jurisdiction on the extent to which nondisclosure and noncompetition agreements may be enforced. Therefore, the parties acknowledge that, although Employee may be permitted pursuant to this Appendix B to engage, after the Date of Termination, in certain jurisdictions (such as California and Nebraska), in conduct otherwise prohibited by Article V Section 2 or 3, if Employee does engage in conduct prohibited by the provisions of
         Article V Section 2 or 3 (as such provisions appear in the Agreement without giving effect to any modifications to such provisions made by this Appendix B), Employee will forfeit his or her right to payments under Article IV, including Sections 3 and 5 of Article IV, during the period of such conduct.


                                                AGREED TO AND ACCEPTED:

                                                EMPLOYEE

                                                --------------------------------
                                                DATE: NOVEMBER 1, 2001